Exhibit 99

NextEra Energy Partners, LP
Media Line: (561) 694-4442
Jan. 27, 2015

FOR IMMEDIATE RELEASE

NextEra Energy Partners, LP reports 2014 financial results

•	Executes successful mid-year IPO followed by solid operations

•	Expands portfolio with the completion of Palo Duro asset acquisition

•	Announces quarterly distribution of $0.195 per common unit

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported 2014 net income attributable to NextEra Energy Partners of approximately $3 million. NextEra Energy Partners also reported 2014 cash available for distribution (CAFD) of approximately $58 million, of which $32 million was for the fourth quarter of 2014.

“NextEra Energy Partners, after a very successful mid-year launch, ended the year with strong operational and financial performance,” said Chairman and Chief Executive Officer Jim Robo. “We completed the acquisition of the Palo Duro wind project earlier this month, and we are on track to acquire the Shafter solar project by the end of the first quarter. We also expect significant additional acquisition opportunities from NextEra Energy Resources to become available to further increase cash flow. We continue to expect that our 2015 adjusted EBITDA and CAFD will support distributions at an annualized rate of approximately $1.13 per unit by the end of this year, and that annual growth thereafter will be in the range of 12 percent to 15 percent for at least the next five years.”

On Jan. 9, 2015, NextEra Energy Partners completed its previously announced acquisition of the Palo Duro Wind Facility located in Hansford and Ochiltree Counties, Texas. NextEra Energy Partners acquired the project from an indirect subsidiary of NextEra Energy, Inc. (NYSE: NEE) for approximately $228 million in total cash consideration, excluding post-closing working capital and other adjustments, and assumed a differential membership liability of approximately $248 million. The cash purchase price was funded with cash on hand and a draw on NextEra Energy Partners’ existing revolving credit facility. Palo Duro, an approximately 250-megawatt (MW) wind generating facility, entered service in December 2014 and sells all of its output under a 20-year power purchase agreement (PPA).

In addition, NextEra Energy Partners expects to complete its previously announced acquisition of the Shafter solar generating facility in the first quarter of 2015. Included in NextEra Energy Partners’ right-of-first-offer (ROFO) portfolio, Shafter is an approximately 20-MW solar generating facility under construction in Kern County, Calif. The facility is expected to begin commercial operation in the second quarter of 2015 and will sell all of its output under a 20-year PPA.

During the fourth quarter of 2014, NextEra Energy Partners made its initial quarterly distribution of $0.1875 per common unit (corresponding to an annualized rate of $0.75 per common unit) to its unitholders.

Quarterly Distribution Declared
On Jan. 26, 2015, the board of directors of the general partner of NextEra Energy Partners declared a quarterly distribution of $0.195 per common unit to the unitholders of NextEra Energy Partners. The distribution will be payable on Feb. 13, 2015, to unitholders of record as of Feb. 4, 2015.

Outlook
For the full year 2015, NextEra Energy Partners expects to grow its portfolio through additional asset acquisitions to generate adjusted EBITDA of $400 million to $440 million and CAFD of $100 million to $120 million. NextEra Energy Partners expects these results to support a distribution level at an annualized rate of approximately $1.13 per unit, which corresponds to the upper tier of the IDR splits, by the end of 2015 or possibly slightly earlier. After 2015, the partnership expects 12 to 15 percent per year growth in limited-partner distributions for at least the next five years.

NextEra Energy Partners’ CAFD expectations assume, among other things: normal weather and operating conditions; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; and access to capital at reasonable cost and terms. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy Partners’ 2014 earnings conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be financial results for NextEra Energy, Inc. (NYSE: NEE). The webcast will be available on the website of NextEra Energy Partners by accessing the following link: www.NextEraEnergyPartners.com/Earnings. The news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com/Earnings, beginning at 7:30 a.m. today. A replay will be available by accessing the same link as listed above.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE), a leading clean energy company, to acquire, manage and own contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Fla., NextEra Energy Partners owns interests in wind and solar projects in North America. These renewable energy projects are fully contracted, use industry-leading technology and are located in regions that are favorable for generating energy from the wind and sun. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP’s control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP’s actual results to differ materially from those expressed or implied in the forward-looking statements, or may require it to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP has a limited operating history and its projects may not perform as expected; NEP's ability to make cash distributions to its unitholders will be affected by wind and solar conditions at its projects; Operation and maintenance of energy projects involve significant risks that could result in unplanned power outages or reduced output; Some of NEP's projects' and some of NextEra Energy Resources, LLC's (NEER) right of first offer projects' (ROFO Projects) wind turbines are not generating the amount of energy estimated by their manufacturers' original power curves, and the manufacturers may not be able to restore energy capacity at the affected turbines; Initially, NEP will depend on certain of the projects in its initial portfolio for a substantial portion of its anticipated cash flows; Terrorist or similar attacks could impact NEP's projects or surrounding areas and adversely affect its business; NEP's energy production may be substantially below its expectations if a natural disaster or meteorological conditions damage its turbines, solar panels, other equipment or facilities; NEP is not able to insure against all potential risks and it may become subject to higher insurance premiums; Warranties provided by the suppliers of equipment for NEP's projects may be limited by the ability of a supplier to satisfy its warranty obligations or by the expiration of applicable time or liability limits, which could reduce or void the warranty protections, or the warranties may be insufficient to compensate NEP's losses; Supplier concentration at certain of NEP's projects may expose it to significant credit or performance risks; NEP relies on interconnection and transmission facilities of third parties to deliver energy from its projects and, if these facilities become unavailable, NEP's projects may not be able to operate or deliver energy; NEP's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations; NEP's projects may be adversely affected by legislative changes or a failure to comply with applicable energy regulations; As a result of the U.S. Federal Power Act (FPA) and the U.S. Federal Energy Regulatory Commission's (FERC) regulations of transfers of control over public utilities, an investor could be required to obtain FERC approval to acquire common units that would give the investor and its affiliates indirect ownership of 10% or more in NEP's U.S. project entities; NEP does not own all of the land on which the projects in its initial portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or leaseholders that have rights that are superior to NEP's rights; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including future proceedings related to projects it subsequently acquires; The Summerhaven, Conestogo and Bluewater projects are subject to Canadian domestic content requirements under their Feed-in-Tariff (FIT) Contracts; NEP's cross-border operations require NEP to comply with anti-corruption laws and regulations of the U.S. government and non-U.S. jurisdictions; NEP is subject to risks associated with its ownership or acquisition of projects that remain under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of counterparties in its energy sale arrangements and NEP is exposed to the risk that they are unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP may not be able to extend, renew or replace expiring or terminated agreements, such as its power purchase agreements (PPAs), Renewable Energy Standard Offer Program (RESOP) Contracts and FIT Contracts, at favorable rates or on a long-term basis; If the energy production by or availability of NEP's U.S. projects is less than expected, they may not be able to satisfy minimum production or availability obligations under NEP's U.S. project entities’ PPAs; NEP's growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices; NextEra Energy Operating Partners, LP’s (NEP OpCo) partnership agreement requires that it distribute its available cash, which could limit its ability to grow and make acquisitions; Lower prices for other fuel sources reduce the demand for wind and solar energy; Government regulations providing incentives and subsidies for clean energy could change at any time and such changes may negatively impact NEP's growth strategy; NEP's growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; NEP's ability to effectively consummate future acquisitions will also depend on its ability to arrange the required or desired financing for acquisitions; Acquisitions of existing clean energy projects involve numerous risks; Renewable energy procurement is subject to U.S. state and Canadian provincial regulations, with relatively irregular, infrequent and often competitive procurement windows; While NEP currently owns only wind and solar projects, NEP may acquire other sources of clean energy, including natural gas and nuclear projects, and may expand to include other types of assets including transmission projects, and any future acquisition of non-renewable energy projects, including transmission projects, may present unforeseen challenges and result in a competitive disadvantage relative to NEP's more-established competitors; NEP faces substantial competition primarily from developers, independent power producers (IPPs), pension and private equity funds for opportunities in North America; Restrictions in NEP OpCo's subsidiaries’ revolving credit facility could adversely affect NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash available for distribution to its unitholders may be reduced as a result of restrictions on its subsidiaries’ cash distributions to NEP under the terms of their indebtedness; NEP's subsidiaries’ substantial amount of indebtedness may adversely affect NEP's ability to operate its business and its failure to comply with the terms of its indebtedness could have a material adverse effect on NEP's financial condition; Currency exchange rate fluctuations may affect NEP's operations; NEP is exposed to risks inherent in its use of interest rate swaps; NEE will exercise substantial influence over NEP and NEP is highly dependent on NEE and its affiliates; NEP is highly dependent on credit support from NEE and its affiliates; NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NEER, an indirect wholly- owned subsidiary of NEE, or one of its affiliates will be permitted to borrow funds received by NEP's subsidiaries, including NEP OpCo, as partial consideration for its obligation to provide credit support to NEP, and NEER will use these funds for its own account without paying additional consideration to NEP and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NEP OpCo; NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER’s performance of its obligations to return a portion of the funds borrowed from NEP's subsidiaries; NEP may not be able to consummate future acquisitions from NEER; NextEra Energy Partners GP, Inc. (NEP GP), NEP’s general partner, and its affiliates, including NEE, have conflicts of interest with NEP and limited duties to NEP and its unitholders and they may favor their own interests to the detriment of NEP and holders of NEP's common units; NEE and other affiliates of NEP GP are not restricted in their ability to compete with NEP;

NEP may be unable to terminate the management services agreement among NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NEP GP (Management Services Agreement); If NEE Management terminates the Management Services Agreement, NEER terminates the management services subcontract between NEE Management and NEER (Management Sub-Contract) or either of them defaults in the performance of its obligations thereunder, NEP may be unable to contract with a substitute service provider on similar terms, or at all; NEP's arrangements with NEE limit its liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; The credit and risk profile of NEP GP and its owner, NEE, could adversely affect NEP's credit ratings and risk profile, which could increase NEP's borrowing costs or hinder NEP's ability to raise capital; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; If NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the IDR Fee as defined in the Management Services Agreement payable to NEE Management under the Management Services Agreement; Holders of NEP's common units have limited voting rights and are not entitled to elect its general partner or its directors; NEP's partnership agreement restricts the remedies available to holders of its common units for actions taken by its general partner that might otherwise constitute breaches of fiduciary duties; NEP's partnership agreement restricts the voting rights of unitholders owning
10% or more of its common units; NEP's partnership agreement replaces NEP GP’s fiduciary duties to holders of NEP's common units with contractual standards governing its duties; Even if holders of NEP's common units are dissatisfied, they cannot initially remove NEP GP, as NEP's general partner, without NEE's consent; NEP GP’s interest in NEP and the control of NEP GP may be transferred to a third party without unitholder consent; The IDR Fee may be transferred to a third party without unitholder consent; NEP may issue additional units without unitholder approval, which would dilute unitholder interests; Reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP's behalf will reduce cash available for distribution to or from NEP OpCo and from NEP to NEP's common unitholders, and the amount and timing of such reimbursements and fees will be determined by NEP GP and there are no limits on the amount that NEP OpCo may be required to pay; Discretion in establishing cash reserves by NextEra Energy Operating Partners GP, LLC (NEE Operating GP), the general partner of NEP OpCo, may reduce the amount of cash available for distribution to unitholders; While NEP’s partnership agreement requires NEP to distribute its available cash, NEP’s partnership agreement, including provisions requiring NEP to make cash distributions, may be amended; NEP OpCo can borrow money to pay distributions, which would reduce the amount of credit available to operate NEP's business; Increases in interest rates could adversely impact the price of NEP's common units, NEP's ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions at intended levels; The price of NEP's common units may fluctuate significantly and unitholders could lose all or part of their investment and a market that will provide unitholders with adequate liquidity may not develop; The liability of holders of NEP's common units, which represent limited partners interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP's business; Unitholders may have liability to repay distributions that were wrongfully distributed to them; Except in limited circumstances, NEP GP has the power and authority to conduct NEP's business without unitholder approval; Contracts between NEP, on the one hand, and NEP GP and its affiliates, on the other hand, will not be the result of arm's-length negotiations; Common unitholders will have no right to enforce the obligations of NEP's general partner and its affiliates under agreements with NEP; NEP GP decides whether to retain separate counsel, accountants or others to perform services for NEP; The New York Stock Exchange does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; NEP's future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of its tax positions; NEP's ability to utilize its NOLs to offset future income may be limited; NEP will not have complete control over its tax decisions; A valuation allowance may be required for NEP's deferred tax assets; Distributions to unitholders may be taxable as dividends.

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per unit amounts)
PRELIMINARY

	Years Ended December 31,
	2014	2013	2012
OPERATING REVENUES	$301	$142	$93
OPERATING EXPENSES
Operations and maintenance	56	30	17
Depreciation and amortization	76	39	24
Transmission	2	2	2
Taxes other than income taxes and other	5	5	1
Total operating expenses	139	76	44
OPERATING INCOME	162	66	49
OTHER INCOME (DEDUCTIONS)
Interest expense	(93)	(42)	(43)
Gain on settlement of contingent consideration of project acquisition	—	5	—
Other—net	—	—	1
Total other deductions—net	(93)	(37)	(42)
INCOME (LOSS) BEFORE INCOME TAXES	69	29	7
INCOME TAXES	16	14	(9)
NET INCOME (LOSS)	53	$15	$16
Less net income prior to Initial Public Offering on July 1, 2014	28
NET INCOME SUBSEQUENT TO INITIAL PUBLIC OFFERING	25
Less net income attributable to noncontrolling interest	22
NET INCOME ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP SUBSEQUENT TO INITIAL PUBLIC OFFERING	$3

Weighted average number of common units outstanding - basic and assuming dilution	18.7
Earnings per common unit attributable to NextEra Energy Partners, LP - basic and assuming dilution	$0.16

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

2014
Net income subsequent to NEP's initial public offering	$25
Add back:
Depreciation and amortization	76
Interest expense	93
Income taxes	16
CITC amortization	10
Less depreciation and amortization, interest expense and income taxes prior to NEP's initial public offering	(88)
Adjusted EBITDA	$132
CITC receipts	327
Capital contributed by NEER	18
Equity contribution for CITC shortfall	10
CITC amortization	(10)
Cash interest paid	(47)
Cash taxes paid	(1)
Pre-funding of major maintenance	(2)
Maintenance capital expenditures	(2)
Expansion capital expenditures	(16)
Debt repayment	(351)
Cash available for distribution	$58

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED BALANCE SHEETS
(millions)
PRELIMINARY

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$97	$27
Accounts receivable	25	203
Due from related parties	212	—
Restricted cash	25	2
Prepaid expenses	5	1
Other current assets	8	7
Total current assets	372	240
Non-current assets:
Property, plant and equipment—net	2,169	1,756
Construction work in progress	1	542
Deferred income taxes	124	29
Other non-current assets	63	66
Total non-current assets	2,357	2,393
TOTAL ASSETS	$2,729	$2,633
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$15	$43
Due to related parties	31	15
Current maturities of long-term debt	78	370
Accrued interest	21	16
Other current liabilities	18	10
Total current liabilities	163	454
Non-current liabilities:
Long-term debt	1,758	1,429
Accumulated deferred income taxes	56	9
Asset retirement obligation	18	15
Other non-current liabilities	23	13
Total non-current liabilities	1,855	1,466
TOTAL LIABILITIES	2,018	1,920
COMMITMENTS AND CONTINGENCIES
EQUITY
Limited partners	554	—
Additional paid in capital	—	665
Retained earnings	—	63
Accumulated other comprehensive loss	(3)	(15)
Noncontrolling interest	160	—
TOTAL EQUITY	711	713
TOTAL LIABILITIES AND EQUITY	$2,729	$2,633

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
PRELIMINARY

	Years Ended December 31,
	2014	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$53	$15	$16
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	76	39	24
Intangible amortization	—	(1)	(1)
Amortization of deferred financing costs	6	4	2
Deferred income taxes	12	14	(9)
Expenses paid by noncontrolling interest (other)	3	—	—
Gain on settlement of contingent consideration for project acquisition	—	(5)	—
Changes in operating assets and liabilities:
Accounts receivable	(6)	7	(7)
Prepaid expenses and other current assets	(1)	(2)	(1)
Other non-current assets	(2)	—	—
Accounts payable and accrued expenses	5	21	3
Due to related parties	8	—	3
Other current liabilities	14	(8)	(2)
Other non-current liabilities	3	3	—
Net cash provided by operating activities	171	87	28
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(129)	(647)	(518)
Proceeds from convertible investment tax credits	327	—	50
Acquisition of project	—	—	(192)
General sales tax reimbursement related to acquired project	—	—	21
Settlement of lien and performance holdbacks related to acquired project	—	—	(22)
Changes in restricted cash	(27)	249	314
Payments to related parties under cash sweep - net	(174)	—	—
Acquisition of membership interest in subsidiary	(288)	—	—
Insurance proceeds	—	5	—
Net cash used in investing activities	(291)	(393)	(347)
CASH FLOWS FROM FINANCING ACTIVITIES
Partner/Member contributions	361	330	290
Partner/Member distributions	(252)	(125)	(140)
Issuances of long-term debt	15	135	176
Deferred financing costs	(1)	(1)	(2)
Retirements of long-term debt	(369)	(22)	(6)
Proceeds from initial public offering	438	—	—
Proceeds from related party note	—	—	191
Retirements of related party note	—	—	(174)
Payment of contingent consideration for project acquisition	—	(4)	—
Net cash provided by (used in) financing activities	192	313	335
Effect of exchange rate changes on cash	(2)	(1)	1
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	70	6	17
CASH AND CASH EQUIVALENTS—BEGINNING OF PERIOD	27	21	4
CASH AND CASH EQUIVALENTS—END OF PERIOD	$97	$27	$21
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest, net of amounts capitalized	$65	$39	$41
Cash paid for income taxes	$1	$—	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Members’ noncash contributions for construction costs and other expenditures	$105	$178	$467
Members’ net distributions for CITC payments	$147	$65	$—
Members' noncash contributions for the forgiveness of intercompany note and accrued interest	$—	$—	$24
Members' noncash distribution	$479	$309	$234
New asset retirement obligation additions	$2	$5	$7
Net change in accrued but not paid for capital and other expenditures	$(6)	$77	$98
Noncash reclassification of distributions to due from related parties	$38	$—	$—
Noncash member contribution upon transition from predecessor method	$62	$—	$—
Contingent consideration recorded for project acquisition	$—	$—	$9